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                                                                  Exhibit 23 (a)



                         CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 Nos. 333-76619 and 333-76619-01) and related Prospectus of KeyCorp and KeyCorp Capital III and to the incorporation by reference therein of our report dated January 14, 1999, with respect to the consolidated financial statements of KeyCorp incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP

Cleveland, Ohio
July 8, 1999